EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 06-08

XTO ENERGY ANNOUNCES RECORD PRODUCTION,

CASH FLOW AND EARNINGS FOR 4Q AND 2005

FORT WORTH, TX (February 8, 2006) – XTO Energy Inc. (NYSE-XTO) today reported record fourth quarter 2005 production of 1.418 billion cubic feet equivalent (Bcfe) per day, up 21% from the fourth quarter 2004 level of 1.169 Bcfe per day. Total revenues for the fourth quarter were a record $1.177 billion, a 96% increase from $601 million the prior year. Earnings for the quarter reached a record $454 million, or $1.25 per share ($1.22 diluted), a 161% increase from fourth quarter 2004 earnings of $174 million, or 50 cents per share (50 cents diluted). After adjusting for the after-tax effects of stock incentive compensation and derivative fair value gain, adjusted earnings for fourth quarter 2005 were $440 million, or $1.21 per share ($1.18 diluted). Fourth quarter 2004 adjusted earnings were $179 million, or 51 cents per share (51 cents diluted).

Operating income for the quarter was $750 million, a 141% increase from fourth quarter 2004 operating income of $311 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities and exploration expense, was a record $755 million, up 88% from 2004 fourth quarter comparable operating cash flow of $402 million. See the last page of this release for further explanation and reconciliation of non-GAAP financial measures.

The Company set quarterly production records for all products. Fourth quarter daily gas production averaged 1.102 billion cubic feet (Bcf), up 20% from fourth quarter 2004 daily production of 916 million cubic feet (MMcf). Daily oil production for the fourth quarter was 41,976 barrels, a 25% increase from the fourth quarter 2004 level of 33,494 barrels. During the quarter, natural gas liquids production was 10,643 barrels per day, a 23% increase from the prior year quarter rate of 8,628 barrels per day.

“Once again, I am proud to report exceptional results for both the fourth quarter and full year. In 2005, XTO achieved production and reserve growth of about 30%, marking our twelfth straight year of increases. Our record financial performance highlights the Company’s strong cash margins and our robust economic returns on capital investments. XTO’s combination of development

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XTO Energy Announces Record Production, Cash Flow and Earnings for 4Q and 2005

upsides, low finding costs and financial firepower give us a unique advantage for the future,” noted Bob R. Simpson, Chairman and Chief Executive Officer. “We see 2006 as another breakout year for our shareholders. The Company is planning a base of 10% to 12% production growth. Our distribution of all remaining Hugoton Royalty Trust Units to shareholders is equivalent to about a 5% dividend. When combined with XTO’s annual cash dividend, value creation for 2006 starts at 16% to 18%.”

“Looking forward, our multi-year drilling inventory and long-lived production profile provide the confidence for continued growth,” stated Keith A. Hutton, President. “Our diversity of resource basin projects will drive the growth. In East Texas, XTO is the top tight gas producer, and our programs plan to increase production in the Freestone Trend by 50% over the next few years. In the Barnett Shale, our team is the top driller with 19 rigs at work. From the San Juan Basin up through the Rockies, XTO’s coal bed methane production is scheduled to increase by 50% as we expand drilling and takeaway capacity. Our tight-oil projects are yielding significant production response in the legacy fields of the Permian Basin. Drilling in the prolific Piceance Basin is now underway. All told, our development work should continue to realize big opportunities.”

The average realized gas price for the quarter was $9.09 per thousand cubic feet (Mcf), 71% higher than the fourth quarter 2004 average price of $5.31 per Mcf. The fourth quarter average oil price increased 21% to $49.59 per barrel from the fourth quarter 2004 average price of $41.14 per barrel. Natural gas liquids prices averaged $39.83 per barrel for the quarter, a 28% increase from the 2004 fourth quarter average price of $31.04.

For the year, the Company reported record net income of $1.152 billion, or $3.21 per share ($3.15 diluted), compared with earnings of $508 million or $1.53 per share ($1.51 diluted) for 2004. Earnings for the year include the effects of a derivative fair value gain, stock incentive compensation and a gain on exchange of producing properties. Excluding these items, 2005 earnings were $3.24 per share ($3.17 diluted), compared to similarly adjusted earnings of $1.75 per share ($1.73 diluted) in 2004. Operating cash flow in 2005 was a record $2.276 billion, up 77% from the prior year level of $1.286 billion. Total revenues for 2005 were $3.519 billion, an 81% increase from revenues of $1.948 billion for 2004. Operating income for the year was $1.963 billion, a 114% increase from

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XTO Energy Announces Record Production, Cash Flow and Earnings for 4Q and 2005

$919 million for 2004. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

Gas production for the year was a record 1.033 Bcf per day, up 24% from 2004 daily production of 835 MMcf. Oil production for 2005 averaged a record 39,051 barrels per day, a 72% increase from 2004 production of 22,696 barrels per day. Natural gas liquids production for 2005 was a record 10,445 barrels per day, a 40% increase from 2004 production of 7,484 barrels per day.

The average realized gas price for 2005 was $7.04 per Mcf, up 40% from the 2004 average price of $5.04 per Mcf. The average oil price for the year was $47.03 per barrel, a 23% increase from the 2004 average price of $38.38 per barrel. Natural gas liquids averaged $34.10 per barrel, or 29% higher than the 2004 average of $26.44 per barrel.

* * *

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s fourth quarter 2005 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 P.M. ET (3:00 P.M. CT) on Wednesday, February 8, 2006. The webcast can be accessed on the Company’s website at http://www.xtoenergy.com.

XTO Energy Announces Record Production, Cash Flow and Earnings for 4Q and 2005

Statements made in this news release, including those relating to future growth and performance, drilling inventory, economic returns, development opportunities, production growth targets, cash flow, shareholder value, reserve base, margins and future prosperity are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, ability to acquire properties that meet our objectives, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and technical personnel, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and failure to close pending acquisitions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

(in millions, except production, per share and per unit data)

	Three Months Ended December 31,				Year Ended December 31,
	2005		2004		2005		2004
	(Unaudited)				(Unaudited)
Consolidated Income Statements
REVENUES
Gas and natural gas liquids	$961		$472		$2,787		$1,613
Oil and condensate	191		127		670		319
Gas gathering, processing and marketing	25		3		56		18
Other (a)	—		(1)		6		(2)

Total Revenues	1,177		601		3,519		1,948

EXPENSES
Production	123		77		406		246
Taxes, transportation and other	96		56		306		174
Exploration (b)	4		5		24		11
Depreciation, depletion and amortization	189		125		655		407
Accretion of discount in asset retirement obligation	3		3		12		8
Gas gathering and processing	4		1		11		6
General and administrative	39	(c)	18	(d)	155	(c)	165	(d)
Derivative fair value (gain) loss (e)	(31)		5		(13)		12

Total Expenses	427		290		1,556		1,029

OPERATING INCOME	750		311		1,963		919

OTHER EXPENSE
Interest expense, net (f)	42		28		153		93

INCOME BEFORE INCOME TAX	708		283		1,810		826

INCOME TAX
Current	119		24		222		45
Deferred	135		85		436		273

Total Income Tax Expense	254		109		658		318

NET INCOME	$454		$174		$1,152		$508

EARNINGS PER COMMON SHARE
Basic	$1.25		$0.50		$3.21		$1.53

Diluted	$1.22		$0.50		$3.15		$1.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	363.4		347.1		358.4		332.9

Diluted	372.3		349.4		365.6		335.7

Average Daily Production
Gas (Mcf)	1,102,260		915,905		1,033,143		834,572
Oil (Bbls)	41,976		33,494		39,051		22,696
Natural gas liquids (Bbls)	10,643		8,628		10,445		7,484
Natural gas equivalents (Mcfe)	1,417,974		1,168,640		1,330,121		1,015,654

Average Sales Prices (g)
Gas (per Mcf)	$9.09		$5.31		$7.04		$5.04
Oil (per Bbl)	$49.59		$41.14		$47.03		$38.38
Natural gas liquids (per Bbl)	$39.83		$31.04		$34.10		$26.44

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XTO ENERGY INC. (continued)

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Consolidated Statement of Cash Flows Data
Net Income	$454	$174	$1,152	$508
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	189	125	655	407
Accretion of discount in asset retirement obligation	3	3	12	8
Non-cash incentive compensation	9	3	34	67
Deferred income tax	135	85	436	273
Non-cash derivative fair value (gain) loss	(43)	1	(39)	6
Gain on sale or exchange of property	—	—	(7)	—
Other non-cash items	4	6	9	6
Changes in operating assets and liabilities	(42)	(38)	(158)	(58)

Cash Provided by Operating Activities	$709	$359	$2,094	$1,217

	December 31, 2005	December 31, 2004
	(Unaudited)
Consolidated Balance Sheet Data

Cash and cash equivalents	$2	$10

Current Assets	$943	$437
Less:
Derivative fair value (h)	193	15
Deferred income tax benefit (h)	—	22

Current Assets, excluding derivative fair value and deferred income tax benefit	$750	$400

Net Property and Equipment	$8,508	$5,624

Total Assets	$9,857	$6,110

Current Liabilities	$884	$501
Less:
Derivative fair value (h)	90	76
Deferred income tax (h)	38	—

Current Liabilities, excluding derivative fair value and deferred income tax	$756	$425

Long-term Debt	$3,109	$2,043

Total Stockholders’ Equity	$4,209	$2,599
Add - Accumulated other comprehensive (income) loss (h)	(68)	29

Total Stockholders’ Equity excluding accumulated other comprehensive (income) loss	$4,141	$2,628

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XTO ENERGY INC. (continued)

(a)	Includes a $10 million gain for the year 2005 related to an exchange of producing properties.

(b)	Includes geological and geophysical costs, as well as unsuccessful exploratory drilling costs of $3 million in the three-month 2005 period and $9 million for the year 2005.

(c)	Includes non-cash stock incentive compensation of $9 million for the three-month 2005 period and $34 million for the year 2005.

(d)

Includes stock-based incentive compensation of $3 million for the three-month 2004 period and $89 million for the year 2004 (including $22 million cash compensation related to cash-equivalent performance shares).

The year 2004 also includes a special one-time bonus of $12 million relating to the Company’s acquisitions from ChevronTexaco and ExxonMobil.

(e)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.

(f)	Net of capitalized interest of $3 million in the three-month 2005 period and $1 million in the three-month 2004 period, and net of capitalized interest of $6 million in 2005 and $3 million in 2004.

(g)	Average sales prices include realized gains and losses on effective hedge derivatives.

(h)

These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data) (Unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net income	$454	$174	$1,152	$508
Adjustments, net of tax:
Stock-based incentive compensation	6	2	22	55
Derivative fair value (gain) loss	(20)	3	(8)	7
Gain on property exchange	—	—	(6)	—
Special acquisition-related bonus (non-deductible for tax)	—	—	—	12

Adjusted earnings	$440	$179	$1,160	$582

Adjusted earnings per share:
Basic	$1.21	$0.51	$3.24	$1.75

Diluted	$1.18	$0.51	$3.17	$1.73

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

	Three Months Ended		Year Ended
(in millions) (Unaudited)	December 31,		December 31,
	2005	2004	2005	2004
Cash Provided by Operating Activities	$709	$359	$2,094	$1,217
Changes in operating assets and liabilities	42	38	158	58
Exploration expense	4	5	24	11

Operating Cash Flow	$755	$402	$2,276	$1,286

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